Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Deerfield Triarc Capital Corp. (the “Company”) on Form 10-Q for the period ending March31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ JONATHAN W. TRUTTER ____________________________________ Jonathan W. Trutter Chief Executive Officer (Principal Executive Officer)	Date: May 10, 2007

/S/ RICHARD G. SMITH ____________________________________ Richard G. Smith Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	Date: May 10, 2007